                                                                    EXHIBIT 99.1

================================================================================

                            PREFERRED STOCK ISSUANCE
                           AND RESTRUCTURING AGREEMENT

                                   DATED AS OF

                                 APRIL 29, 2002

                                  BY AND AMONG

                          TELESPECTRUM WORLDWIDE INC.,

               THE "LENDERS" LISTED ON THE SIGNATURE PAGES HERETO,

                                       AND

                                  BNP PARIBAS,
                             AS ADMINISTRATIVE AGENT

================================================================================

                                TABLE OF CONTENTS

                                                                                PAGE
                                    ARTICLE I
                                   DEFINITIONS

Section 1.1     Defined Terms.................................................   2
Section 1.2     Miscellaneous.................................................   6

                                   ARTICLE II
                  ISSUANCE OF PREFERRED STOCK AND RESTRUCTURING

Section 2.1     Authorization of Shares.......................................   6
Section 2.2     Issuance of Preferred Stock...................................   6
Section 2.3     Value of Preferred Stock......................................   7
Section 2.4     Credit Agreement..............................................   7

                                   ARTICLE III
                                CLOSING, DELIVERY

Section 3.1     The Closing...................................................   7
Section 3.2     Delivery......................................................   7

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Section 4.1     Corporate Existence and Power.................................   7
Section 4.2     Subsidiaries..................................................   8
Section 4.3     Capitalization; Voting Rights.................................   8
Section 4.4     Authorization; Binding Obligations............................   9
Section 4.5     SEC Reports; Financial Statements.............................  10
Section 4.6     Offering Valid................................................  10
Section 4.7     Certain Agreements or Obligations.............................  11
Section 4.8     Compliance with Law; Governmental Approvals...................  11
Section 4.9     Government Regulation.........................................  12
Section 4.10    Litigation....................................................  12
Section 4.11    Absence of Defaults...........................................  12
Section 4.12    No Broker.....................................................  12
Section 4.13    Restructured Claims...........................................  12
Section 4.14    Accuracy of Representations under Credit Agreement............  12
Section 4.15    Accuracy and Completeness of Information......................  13

                                    ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Section 5.1     Requisite Power and Authority; Governmental Approvals.........  13

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                PAGE
Section 5.2     Investment Representations....................................  13
Section 5.3     Litigation....................................................  14
Section 5.4     No Broker.....................................................  14

                                   ARTICLE VI
                   COVENANTS OF THE COMPANY AND THE INVESTORS

Section 6.1     Efforts.......................................................  14
Section 6.2     Authorization of Additional Shares of Common Stock............  14
Section 6.3     Reservation of Shares.........................................  14
Section 6.4     Regulatory and Other Authorizations; Notices and Consents.....  15
Section 6.5     Appointment of Directors......................................  15
Section 6.6     Reporting Requirements........................................  15

                                   ARTICLE VII
                              CONDITIONS TO CLOSING

Section 7.1     Conditions to Obligations of the Investors....................  18
Section 7.2     Conditions to Obligations of the Company......................  19

                                  ARTICLE VIII
                           SURVIVAL OF REPRESENTATIONS

Section 8.1     Survival of Representations and Warranties....................  20
Section 8.2     Certain Other Matters Regarding Representations...............  20

                                   ARTICLE IX
                                  MISCELLANEOUS

Section 9.1     Investor Indemnification......................................  20
Section 9.2     Expenses......................................................  21
Section 9.3     Notices.......................................................  21
Section 9.4     No Waiver, Remedies Cumulative................................  21
Section 9.5     Delays or Omissions...........................................  21
Section 9.6     Counterparts..................................................  22
Section 9.7     Headings Descriptive..........................................  22
Section 9.8     Entire Agreement; Supersedes Prior Agreement..................  22
Section 9.9     Severability..................................................  22
Section 9.10    Amendment or Waiver...........................................  22
Section 9.11    Governing Law and Jurisdiction................................  22
Section 9.12    Waiver of Jury Trial..........................................  23
Section 9.13    Successors and Assigns........................................  23
Section 9.14    Release.......................................................  23

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                PAGE
Section 9.15    No Third Party Beneficiaries..................................  24

EXHIBITS

Exhibit A-1      -  Series A Certificate of Designations
Exhibit A-2      -  Series B Certificate of Designations
Exhibit B        -  Amended and Restated Certificate of Incorporation
Exhibit C        -  Stockholders Agreement
Exhibit D        -  Bylaws
Exhibit E        -  Charter Amendment
Exhibit F        -  Legal Opinion of Cozen O'Connor
Exhibit G-1      -  Employment Agreement Amendment
Exhibit G-2      -  Retention Agreement

SCHEDULES

Schedule 2.2     -  Issuance of Preferred Stock
Schedule 4.2(a)  -  Subsidiaries
Schedule 4.2(b)  -  Investments
Schedule 4.3(c)  -  Equity Securities; Repurchase Obligations, Price Adjustments
Schedule 4.7(a)  -  Certain Related Party Agreements
Schedule 4.7(b)  -  Debt and Guarantee to and Contracts with Related Parties
Schedule 4.8     -  Required Consents and Government Approvals
Schedule 4.10    -  Litigation
Schedule 4.12    -  No Broker
Schedule 4.13    -  Restructured Claims
Schedule 7.1(k)  -  Restructured Claims
Schedule 7.2(g)  -  Individuals Executing Employment and Retention Agreements
Schedule 9.14    -  Release Transactions

                           TELESPECTRUM WORLDWIDE INC.

                            PREFERRED STOCK ISSUANCE
                           AND RESTRUCTURING AGREEMENT

            PREFERRED STOCK ISSUANCE AND RESTRUCTURING AGREEMENT (this "AGREEMENT"), dated as of April 29, 2002, among TELESPECTRUM WORLDWIDE INC., a Delaware corporation (the "COMPANY"), the "LENDERS" listed on the signature pages hereto (individually referred to herein as a "LENDER," and collectively, as the "LENDERS") and BNP PARIBAS, as administrative agent for and as representative on behalf of the Lenders (in such capacity, the "ADMINISTRATIVE AGENT").

                                 R E C I T A L S

            WHEREAS, the Company has agreed on the terms set forth below to issue to the Lenders (each Lender, in its capacity as a purchaser hereunder and any transferee of Preferred Stock held by such Lender, an "INVESTOR," and collectively in such capacity, the "INVESTORS"): (i) 40,000 shares of Series A Preferred Stock, par value $0.01 per share (the "SERIES A PREFERRED STOCK") in consideration for and in satisfaction of indebtedness in the amount of $40,000,000 currently owing to the Lenders by the Company under the Existing Credit Agreement (as defined below); and (ii) 90,000 shares of Series B Convertible Preferred Stock, par value $0.01 per share (the "SERIES B PREFERRED STOCK") in consideration for and in satisfaction of all indebtedness under the Existing Credit Agreement in excess of $65,000,000 (expected to be approximately $96,000,000 at Closing);

            WHEREAS, the Shares of Series B Preferred Stock are to be converted into shares of Common Stock of the Company representing 95% of the outstanding Common Stock of the Company on the Closing Date on a Fully Diluted Basis;

            WHEREAS, simultaneously and in connection with the issuance of the shares of Preferred Stock, the Lenders have agreed to amend and restate the terms of the existing Amended and Restated Credit Agreement dated as of April 16, 2001 between the Company, the Lenders and the Administrative Agent (as amended through the date hereof and as such agreement or any provision thereof may have otherwise been amended, restated, supplemented, waived or otherwise modified from time to time prior to the date hereof, the "EXISTING CREDIT AGREEMENT");

            WHEREAS, the Company desires that the Lenders and the Administrative Agent enter into the Second Amended and Restated Credit Agreement of even date herewith (as amended, restated, supplemented or modified from time to time in accordance with the terms thereof, the "CREDIT AGREEMENT") among the Company, the Lenders and the Administrative Agent; and

            WHEREAS, the execution and delivery of this Agreement is a condition precedent to the Lenders' obligation to make or continue the Term Loans (as defined in the Credit Agreement).

            NOW, THEREFORE, for good and valuable consideration, the receipt of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

            Section 1.1 Defined Terms. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement. For purposes of this Agreement, the following terms shall have the meanings herein specified unless the context requires otherwise. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular.

            "Administrative Agent" means BNP Paribas, in its capacity as Administrative Agent for and as representative on behalf of the Lenders, and any successor thereto appointed pursuant to the Credit Agreement.

            "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (which may include, but is not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

            "Agreement" means this Agreement, as the same may be from time to time further modified, amended, amended and restated and/or supplemented together with all Exhibits and Schedules attached hereto or expressly incorporated herein by reference.

            "Applicable Law" means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of all Governmental Authorities and all orders and decrees of all courts and arbitrators.

            "Board" means the Board of Directors of the Company.

            "Business Day" means for all purposes any day other than a Saturday, Sunday or legal holiday on which banks in New York, New York, are open for the conduct of their commercial banking business.

            "Bylaws" has the meaning provided in Section 4.1.

            "Certificate of Incorporation" has the meaning provided in Section 2.1.

            "Charter Amendment" has the meaning provided in Section 6.2.

            "Closing" has the meaning provided in Section 3.1.

            "Closing Date" has the meaning provided in Section 3.1.

            "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended, supplemented or otherwise modified.

            "Common Stock" has the meaning provided in Section 4.3.

            "Company" has the meaning provided in the Preamble to this Agreement.

            "control" (including the terms "controlled by" and "under common control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

            "Conversion Shares" has the meaning provided in Section 2.1.

            "Credit Agreement" has the meaning provided in the Recitals to this Agreement.

            "CRW" means CRW Financial, Inc., a wholly owned Subsidiary of the Company.

            "Debt" has the meaning assigned to such term in the Credit
Agreement.

            "Equity Securities" of a Person means any capital stock or other equity interest, or other securities convertible into or exercisable or exchangeable for capital stock or any other rights, warrants or options to acquire any of the foregoing securities or to participate in the equity of such Person, such as stock appreciation rights.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

            "Existing Benefit Arrangements" has the meaning set forth in Section 4.3(c).

            "Existing Credit Agreement" has the meaning provided in the Recitals to this Agreement.

            "Fully Diluted Basis" means, with respect to any determination of the number of shares of Common Stock outstanding, the sum, as of the date of such determination, of (i) the number of shares of Common Stock actually issued and outstanding (but excluding Common Stock held by CRW), plus (ii) without duplication, the maximum number of shares of Common Stock issuable upon the exercise or conversion of all options, warrants, convertible securities and rights then outstanding whether or not then exercisable or convertible and regardless of the exercise or conversion price.

            "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Company and its Subsidiaries throughout the period indicated and consistent with the prior financial practice of the Company and its Subsidiaries.

            "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

            "Governmental Authority" means any nation, province, state or other political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

            "Group" has the meaning assigned to it in Section 13(d)(3) of the Exchange Act.

            "Initial Conversion" has the meaning assigned to such term in the Series B Certificate of Designations.

            "Initial Shares" means the 40,000 shares of Series A Preferred Stock and the 90,000 shares of Series B Preferred Stock to be issued to the Investors at the Closing.

            "Investors" has the meaning provided in the Recitals to this Agreement.

            "Lenders" has the meaning provided in the Preamble to this Agreement.

            "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

            "Loan Documents" has the meaning assigned to such term in the Credit Agreement.

            "Material Adverse Effect" means a material adverse effect upon (a) the business, condition (financial or otherwise), operations, performance, prospects or properties of the Company and its Subsidiaries, taken as a whole, or (b) the ability of the Company to consummate the transactions contemplated by the Preferred Stock Documents or perform its obligations thereunder.

            "Obligations" has the meaning assigned to such term in the Credit Agreement.

            "Person" means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

            "PIK Shares" means the shares of Preferred Stock to be issued in payment of dividends on the Series A Preferred Stock upon the Company's election to do so under the Series A Certificate of Designations.

            "Preferred Stock Documents" has the meaning provided in Section 4.8.

            "Preferred Stock" has the meaning provided in Section 4.3.

            "Restated Certificate" means the Certificate of Incorporation as amended and restated by the Charter Amendment.

            "Restructured Claims" has the meaning provided in Section 7.1(k).

            "Restructuring" has the meaning provided in Section 2.4.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

            "SEC" means, at any time, the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

            "SEC Reports" has the meaning provided in Section 4.5(a).

            "Series A Certificate of Designations" has the meaning provided in
Section 2.1.

            "Series B Certificate of Designations" has the meaning provided in
Section 2.1.

            "Series A Preferred Stock" has the meaning provided in the Recitals to this Agreement.

            "Series B Preferred Stock" has the meaning provided in the Recitals to this Agreement.

            "Shares" means the Initial Shares and the PIK Shares.

            "Specified Holder" shall have the meaning provided in Section
6.6(c).

            "Stock Option Plan" means the Telespectrum Worldwide Inc. 2002 Stock Incentive Plan.

            "Stockholders Agreement" has the meaning provided in Section 4.1.

            "Subsidiary" means (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by another entity, either directly or indirectly, and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which an entity is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner.

            "Taxes" means all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to, income, excise, property, sales and use, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.

            "Term Loans" has the meaning assigned to such term in the Credit Agreement.

            Section 1.2 Miscellaneous. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The use in this Agreement of the word "include" or "including," when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

                                   ARTICLE II
                  ISSUANCE OF PREFERRED STOCK AND RESTRUCTURING

            Section 2.1 Authorization of Shares. The Company has authorized (i) the issuance to the Investors of up to (x) 100,000 shares of Series A Preferred Stock (consisting of 40,000 Initial Shares of Series A Preferred Stock and up to 60,000 shares of Series A Preferred Stock issuable as PIK Shares in respect thereof) and (y) 90,000 shares of Series B Preferred Stock (collectively, the "Shares") and (ii) the issuance of 740,049,366 shares of Common Stock to be issued upon conversion of the shares of Series B Preferred Stock; provided that the Company's authorization to issue more than 155,437,119 Conversion Shares is subject to the completion of the transactions described in Section 6.2 hereof. Following the Closing, the Company will seek to increase the number of authorized shares of Common Stock to be issued upon conversion of the shares of the Series B Preferred Stock in accordance with Section 6.2 hereof. All shares of Common Stock issuable or issued upon conversion of the Series B Preferred Stock are referred to herein as the "Conversion Shares." The shares of Series A Preferred Stock shall have the rights, preferences, privileges and restrictions set forth in the Certificate of Designations of Series A Preferred Stock of the Company in the form attached hereto as Exhibit A-1 (the "Series A Certificate of Designations"). The shares of Series B Preferred Stock shall have the rights, preferences, privileges and restrictions set forth in the Certificate of Designations of Series B Convertible Preferred Stock of the Company in the form attached hereto as Exhibit A-2 (the "Series B Certificate of Designations"). The Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Certificate of Incorporation of the Company, as amended through the date hereof, attached hereto as Exhibit B (the "Certificate of Incorporation").

            Section 2.2 Issuance of Preferred Stock. Subject to the terms and conditions hereof, at the Closing, the Company shall issue to the Investors (i) the Initial Shares of Series A Preferred Stock in consideration for and in satisfaction of indebtedness in the sum of $40,000,000 under the Existing Credit Agreement and (ii) the Initial Shares of Series B Preferred Stock in consideration for and in satisfaction of indebtedness in the amount equal to all outstanding "Obligations" (as defined in the Existing Credit Agreement) on the Closing Date, before giving effect to the transactions contemplated by this Agreement, in excess of $65,000,000. The number of Initial Shares to be issued to each Investor shall be equal to the amount set forth opposite such Investor's name on Schedule 2.2 attached hereto. In the event that any Equity Securities of the Company (other than as disclosed in Section 4.3 hereof) were outstanding on the date hereof or any shares of Common Stock indicated in Section 4.3 as being held by CRW were not held by CRW or the Company (in each case, "Undisclosed Securities"), the Company shall take all actions necessary, including the issuance of additional Common Stock to the Investors and Peter Pierce, such that, if such additional shares of Common Stock were issued on the date hereof, the Investors would have owned 95% of the Common Stock and Peter Pierce would have owned 0.5% of the Common Stock on the date hereof on a Fully Diluted Basis giving effect to such Undisclosed Securities.

            Section 2.3 Value of Preferred Stock. The Company and the Investors have engaged FTI/Policano & Manzo ("P&M") to determine the value of the Series A Preferred Stock and Series B Preferred Stock issued pursuant hereto. P&M shall deliver a copy of its valuation opinion to the Company and to the Administrative Agent for delivery to each Investor. None of the Company, Administrative Agent or Lenders shall take any position on any Tax return that is not consistent with the valuations of the Preferred Stock as set forth in P&M's valuation opinion.

            Section 2.4 Credit Agreement. Subject to the terms and conditions hereof, at the Closing, the Company, each Investor and the Administrative Agent hereby agree to enter into the Credit Agreement and the other Loan Documents (the consummation of the transactions contemplated by the Credit Agreement and the other Loan Documents together with the Issuance of Preferred Stock and the other transactions contemplated hereby, collectively referred to herein as the "Restructuring").

                                   ARTICLE III
                                CLOSING, DELIVERY

            Section 3.1 The Closing. The closing of the Restructuring (the "Closing") shall take place on April 29, 2002 (such date, the "Closing Date"), at the offices of O'Melveny & Myers LLP, 153 East 53rd Street, New York, NY, or at such other location as may be mutually agreed by the Company and the Investors.

            Section 3.2 Delivery. At the Closing, subject to the terms and conditions hereof, the Company shall deliver to the Investors certificates evidencing the Initial Shares to be issued to such Investor in accordance with
Section 2.2, registered in such Investor's or its nominee's name.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company hereby represents and warrants to each Investor as follows:

            Section 4.1 Corporate Existence and Power. Each of the Company and its Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation or formation, as the case may be, and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted. The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Stockholders Agreement in the form attached hereto as Exhibit C (the "Stockholders Agreement"), to issue the Shares and the Conversion Shares and consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder; provided that the Company's authorization to issue more than 155,437,119 Conversion Shares is subject to completion of the transactions described in Section 6.2 hereof. Each of the Company and its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation or other entity in all jurisdictions in which the character or location of its activities and of the properties owned or operated by it makes such qualification necessary, except where the failure to be so qualified would not be reasonably likely to have a Material Adverse Effect. The Company has provided to the Administrative Agent for distribution to the Investors a complete and correct copy of the Certificate of Incorporation and of its Bylaws, as amended through the date hereof, attached hereto as Exhibit D (the "Bylaws").

            Section 4.2 Subsidiaries.

            (a) Schedule 4.2(a) accurately sets forth each Subsidiary of the Company, including its name, place of incorporation or formation, and if not wholly owned directly or indirectly by the Company, the record ownership as of the date of this Agreement of all capital stock or other equity interests issued thereby. All shares of capital stock or other equity interests of any Subsidiary directly or indirectly owned by the Company have been duly authorized and validly issued, are fully paid and nonassessable and are directly or indirectly owned by the Company free and clear of any Liens (other than Liens securing obligations under the Credit Agreement) and have not been issued in violation of, nor subject to, any preemptive, subscription or other similar rights.

            (b) Except for the Subsidiaries and as set forth on Schedule 4.2(b), the Company does not own any capital stock, membership interests, security or other interest in any other Person, and except as set forth on Schedule 4.2(b), neither the Company nor any of its Subsidiaries has any written, or to the knowledge of the Company, oral understanding or agreement to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

            Section 4.3 Capitalization; Voting Rights.

            (a) Immediately prior to the Closing, the authorized capital stock of the Company consisted of the following: (i) 200,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), 40,667,884 shares of which are issued and outstanding (of which 6,946,583 shares are held by CRW, which shares shall be contributed to the Company promptly after Closing); and
(ii) 5,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"), none of which are issued and outstanding.

            (b) All issued and outstanding shares of the Company's capital stock
(i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, (iii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities and (iv) were not issued in violation of, or subject to, any preemptive, subscription or other similar rights of any other Person.

            (c) Schedule 4.3(c) sets forth a true and correct list of all employment agreements, stock option agreements, bonus plans and similar agreements or arrangements in effect immediately prior to Closing and the parties thereto (the "Existing Benefit Arrangements"). Except as listed on
Schedule 4.3(c) under the heading "Continuing Benefit

Arrangements," all Existing Benefit Arrangements have been terminated and the Company has no further obligations with respect thereto. The Company has delivered to Administrative Agent for distribution to each Investor a copy of the Stock Option Plan to be adopted by the Board following the approval of the Charter Amendment. Schedule 4.3(c) sets forth a true and complete summary of Equity Securities of the Company outstanding immediately prior to Closing, including the holders thereof in the case of options (other than options issued pursuant to the Company's 1996 Equity Compensation Plan), warrants or other convertible securities. Except as set forth on Schedule 4.3(c), and except as may be granted pursuant to this Agreement, there are no outstanding subscriptions, options, calls, warrants, rights (including conversion or preemptive rights and rights of first refusal), agreements or other Equity Securities of any kind for the purchase or acquisition from the Company or any Subsidiary of any of their securities, nor has the Company taken or agreed to take any action to issue or grant the same. Except as described in this Agreement or set forth on Schedule 4.3(c), (x) there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any securities of the Company or any voting or Equity Securities or interests of any Subsidiary, (y) except as contemplated hereunder or under the Stockholders Agreement, there is no voting trust, proxy, stockholder or other agreements or understandings to which the Company or any of its Subsidiaries or, to the knowledge of the Company, any of its stockholders is a party or is bound with respect to the voting or transfer of the capital stock or other voting securities of the Company or any of its Subsidiaries and (z) there are no other subscriptions, options, calls, warrants or other rights (including registration rights, whether demand or piggyback registration rights), agreements, arrangements or commitments of any character relating to the issued or unissued Equity Securities of the Company or any of its Subsidiaries to which the Company or any of its Subsidiaries is a party. The issuance of the Shares (including Conversion Shares) is not and will not be subject to any preemptive rights, rights of first refusal, subscription or similar rights that have not been properly waived.

            (d) The Shares have been duly and validly authorized and 155,437,119 of the Conversion Shares have been duly and validly reserved for issuance. Upon issuance of the Initial Shares, any Shares issued as PIK Shares and the Conversion Shares in accordance with the provisions of this Agreement and the Series A Certificate of Designations, the Series B Certificate of Designations, the Certificate of Incorporation or the Restated Certificate, as the case may be, such shares will be duly authorized, validly issued, fully paid and nonassessable, will be delivered to each Investor free and clear of all Liens (other than limitations on transfer required by the Securities Act and those placed thereon pursuant to the Stockholders Agreement) and will have the rights, preferences, privileges and restrictions set forth in the Series A Certificate of Designations, the Series B Certificate of Designations, the Certificate of Incorporation or the Restated Certificate, as the case may be.

            Section 4.4 Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the designation of the Preferred Stock, the execution and delivery of this Agreement, the Stockholders Agreement and the Loan Documents, the consummation of the transactions contemplated hereby and thereby and the performance of all obligations of the Company hereunder and thereunder as of the Closing Date has been taken or will be taken prior to the Closing Date; provided that the issuance of more than 155,437,119 of the Conversion Shares is subject to completion of the transactions described in Section 6.2 hereof. The authorizations taken as described in the preceding sentence provide that neither the Investors as a group nor any Investor will be an "interested stockholder" of the Company (as that term is used in Section 203 of the Delaware General Corporation Law) as a result of their acquisition of the Preferred Stock, the Conversion Shares, or the consummation of any of the transactions contemplated by the Preferred Stock Documents. This Agreement is and the Stockholders Agreement and Loan Documents will be, when executed and delivered, legal, valid and binding obligations of the Company enforceable against it in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (whether considered in a proceeding in equity or at law).

            Section 4.5 SEC Reports; Financial Statements.

            (a) The Company has filed with the SEC all forms, reports, schedules, proxy statements (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "SEC Reports") required to be filed by the Company with the SEC since January 1, 2001. As of its date of filing, each SEC Report complied in all material respects with the requirements of the Exchange Act or the Securities Act and none of such SEC Reports (including any and all financial statements included therein) contained when filed or (except to the extent revised or superceded by a subsequent filing with the SEC prior to the date hereof) contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

            (b) The consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2001 and the related consolidated statements of income and retained earnings and cash flows for the twelve-month period then ended, copies of which have been furnished to the Investors and have been or will be included in the SEC Reports, when read together with the other financial information pertaining to the Company and its Subsidiaries which has heretofore been furnished in writing to the Investors, fairly present the assets, liabilities and financial position (on a consolidated basis) of the Company and its Subsidiaries as at such dates, and the results of the operations and changes of financial position (on a consolidated basis) for the periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved, except as indicated in the notes thereto and comply as to form, as of their date of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Neither the Company nor any of its Subsidiaries has any material Debt, obligation or other unusual forward or long-term commitment which is required to be reflected or reserved for and is not fairly reflected or reserved for in the foregoing financial statements or in the notes thereto. Since the date of the most recent balance sheet included in the SEC Reports, neither Company nor any of its Subsidiaries has incurred liabilities or any other obligations whatsoever that are material (individually or in the aggregate) to the Company and its Subsidiaries, taken as a whole, except current liabilities incurred in the ordinary course of business consistent with past practice.

            Section 4.6 Offering Valid. Assuming the accuracy of the representations and warranties of the Investors contained in Section 5.2 hereof, the offer, sale and issuance of the

Shares will be exempt from the registration requirements of the Securities Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

            Section 4.7 Certain Agreements or Obligations.

            (a) Except as set forth on Schedule 4.7(a) or disclosed in the SEC Reports, there are no contracts, agreements, understandings or proposed transactions between the Company or any Subsidiary and any of its officers, directors or Affiliates or any family member or Affiliate thereof that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC.

            (b) Except as disclosed in the SEC Reports, there are no obligations of the Company or any Subsidiary to their respective officers, directors, stockholders, or employees or any family member or Affiliate thereof other than
(a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company or Subsidiary and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under the Stock Option Plan). Except as set forth on Schedule 4.7(b), neither the Company nor any Subsidiary is a guarantor or indemnitor of any Debt of any other Person. Except as disclosed in the SEC Reports or as set forth on Schedule 4.7(b), neither the Company nor any Subsidiary is indebted, directly or indirectly, to any of their respective officers, directors or stockholders or to any family member or Affiliate thereof, in any amount whatsoever, other than for normal travel advances or reimbursement for normal business expenses; and none of such officers, directors or stockholders or any family member or Affiliate thereof is indebted to the Company or any Subsidiary. Schedule 4.7(b) sets forth a description of all transactions since January 1, 2001, between the Company and any of its officers, directors and stockholders, and their respective spouses and children in which such persons had a direct or indirect material interest which are not disclosed in the SEC Reports.

            Section 4.8 Compliance with Law; Governmental Approvals.

            The execution, delivery and filing (where applicable) by the Company of this Agreement, the Stockholders Agreement, the Series A Certificate of Designations and the Series B Certificate of Designations (collectively, the "Preferred Stock Documents") and the Loan Documents, and its performance of its obligations under the Preferred Stock Documents and the Loan Documents in accordance with their respective terms, the issuance of the Preferred Stock and Conversion Stock and the consummation of the transactions contemplated hereby and thereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval not previously obtained and disclosed in writing to the Investors or violate any Applicable Law relating to the Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute a default under the certificate of incorporation, bylaws or other organizational documents of the Company or any of its Subsidiaries or any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person, or (iv) other than as described in Section 6.2 hereof, require any approval of stockholders or similar equity holders or any approval or consent of any Person under any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound, except for such Governmental Approvals or other approvals or consents listed on Schedule 4.8 which will be obtained on or before the Closing Date.

            Section 4.9 Government Regulation. Neither the Company nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither the Company nor any of its Subsidiaries is, or after giving effect to the consummation of the transactions contemplated by the Preferred Stock Documents will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

            Section 4.10 Litigation. Except as set forth on Schedule 4.10, as of the Closing Date there are no actions, suits or proceedings at law or in equity pending nor, to the knowledge of the Company or any of its Subsidiaries, threatened against or in any other way relating adversely to or affecting the Company or any of its Subsidiaries or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority which, if adversely determined, could reasonably be expected to have a Material Adverse Effect. There are no material outstanding or unpaid judgments against the Company or any of its Subsidiaries.

            Section 4.11 Absence of Defaults. After giving effect to the Restructuring, no event has occurred or is continuing, or will result from the Restructuring, which constitutes a Default or an Event of Default (in each case, as defined in the Credit Agreement).

            Section 4.12 No Broker. Neither the Company nor any of its Subsidiaries has employed any broker or finder, or incurred any liability for any brokerage or finders' fees or any similar fees or commissions in connection with the transactions contemplated by this Agreement, except as set forth on
Schedule 4.12.

            Section 4.13 Restructured Claims. The Company has furnished to the Investors true and complete copies of the instruments and documents relating to the restructuring or settlement of the obligations of the Company under each of the Restructured Claims. No agreement or understanding exists with respect to the obligations under the Restructured Claims that have not been disclosed to the Investors. Except as set forth on Schedule 4.13, on the Closing Date, the Company shall have no Debt or other liabilities to any Person other than (i) Debt under the Loan Documents, (ii) trade claims and other obligations incurred in the ordinary course of business which are not past due and (iii) the portion of the Restructured Claims to be paid after the Closing.

            Section 4.14 Accuracy of Representations under Credit Agreement. Each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true as of the Closing Date except for those that speak as of a date certain, in which case they were true as of such date.

            Section 4.15 Accuracy and Completeness of Information. All written information, reports and other papers and data produced by or on behalf of the Company and furnished to the Investors were, at the time the same were so furnished, complete and correct in all material respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No document furnished or written statement made to the Administrative Agent or the Investors by the Company in connection with the negotiation, preparation or execution of this Agreement, any of the other Preferred Stock Documents or any of the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading. The Company is not aware of any facts not disclosed in writing to the Administrative Agent or the Investors which could reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE V
                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

            Each Investor (as to itself only) hereby represents and warrants to the Company as follows:

            Section 5.1 Requisite Power and Authority; Governmental Approvals. Such Investor is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation. Such Investor has all requisite power and authority to execute and deliver this Agreement and the Stockholders Agreement, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. All action on such Investor's part necessary for the execution and delivery of this Agreement, the Loan Documents and the Stockholders Agreement, the consummation of the transactions contemplated hereby and thereby and the performance of all obligations of such Investor hereunder and thereunder as of the Closing Date has been or will be effectively taken prior to the Closing Date. This Agreement, the Loan Documents and the Stockholders Agreement will be, when executed and delivered, legal, valid and binding obligations of such Investor, enforceable against it in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (whether considered in a proceeding in equity or at law). The execution and delivery of this Agreement, the Loan Documents and the Stockholders Agreement and the performance of such Investor's obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby do not require any Governmental Approval not previously obtained and disclosed in writing to the Company, except for such approvals or filings as may be required by federal or state securities laws.

            Section 5.2 Investment Representations. Such Investor acknowledges that the Shares and the Conversion Shares have not been registered under the Securities Act or under any state securities laws and are subject to certain restrictions on transfer set forth in the Stockholders Agreement. Such Investor
(a) is acquiring the Shares and the Conversion Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, (b) is an "accredited investor" within the meaning of Regulation D, Rule 501(a), promulgated by the SEC, (c) acknowledges that the Shares and the Conversion Shares must be held indefinitely unless subsequently registered under the Securities

Act or unless an exemption from the registration requirements of the Securities Act is available and (d) represents that by reason of its business or financial experience, such Investor has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement and the Stockholders Agreement. Such Investor has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management. Such Investor has had an opportunity to ask questions of and receive answers from officers of the Company.

            Section 5.3 Litigation. There is no action, suit or proceeding at law or in equity pending, or to such Investor's knowledge, currently threatened against such Investor which, if adversely determined, would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Investor to perform its obligations under this Agreement and the Stockholders Agreement and to consummate the transactions contemplated hereby and thereby.

            Section 5.4 No Broker. Such Investor has not employed any broker or finder, or incurred any liability for any brokerage or finders' fees or any similar fees or commissions in connection with the transactions contemplated by this Agreement.

                                   ARTICLE VI
                   COVENANTS OF THE COMPANY AND THE INVESTORS

            Section 6.1 Efforts. Each party hereto agrees to use commercially reasonable efforts to take any and all actions required in order to consummate the transactions contemplated in this Agreement and the Stockholders Agreement.

            Section 6.2 Authorization of Additional Shares of Common Stock. It is a condition to the Closing hereunder that the Board of Directors of the Company shall have adopted a resolution approving an amendment to the Certificate of Incorporation in the form of Exhibit E (the "Charter Amendment"), providing for an increase in the authorized number of shares of Common Stock from 200,000,000 to 900,000,000 shares and declaring the advisability of such Charter Amendment to its stockholders. Following the Closing Date, the Company shall use commercially reasonable efforts to obtain approval of such Charter Amendment from its stockholders and to implement such reverse stock split as provided herein. Without limiting the generality of the foregoing, the Company shall include a request for approval of such Charter Amendment in its proxy materials for its 2002 annual stockholders meeting to be held on as soon as reasonably possible, but in any event within 120 days of the date hereof. The Company agrees that the record date for matters to be voted upon at such annual meeting of stockholders shall be a date following the Initial Conversion. The Investors agree to vote all Shares and Conversion Shares held by them on the record date for such meeting in favor of such Charter Amendment.

            Section 6.3 Reservation of Shares. From and after the Closing, the Company shall at all times reserve and keep available for issuance (a) 60,000 shares of Series A Preferred Stock for payment of the dividends on the Series A Preferred Stock (less such number of shares of Series A Preferred Stock that are issued as PIK Shares) and (b) such number of its authorized but unissued shares of Common Stock as shall be sufficient to permit the issuance of all of the

Conversion Shares and all options issued pursuant to the Stock Option Plan, provided that the Company shall not be required to reserve more than 155,437,119 shares of Common Stock for issuance as Conversion Shares until the Charter Amendment has become effective in accordance with Section 6.2 above.

            Section 6.4 Regulatory and Other Authorizations; Notices and Consents. Each of the parties hereto shall use their commercially reasonable efforts to give such notices and obtain all other authorizations, consents, orders and approvals of all governmental authorities and other third parties that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and the Stockholders Agreement and will cooperate fully with the other parties hereto in promptly seeking to obtain all such authorizations, consents, orders and approvals.

            Section 6.5 Appointment of Directors. Upon the Closing, the Company shall take all action (including adoption of any required amendment to the Company's Bylaws) necessary to fix the size of the Board at five directors, to cause there to occur three vacancies on the Board and to have such vacancies filled by the remaining directors such that the Board is composed as set forth in the Stockholders Agreement.

            Section 6.6 Reporting Requirements.

            (a) If all Obligations under the Credit Agreement are repaid and any shares of Series A Preferred Stock or Series B Preferred Stock remain outstanding, then thereafter the Company will deliver, or will cause to be delivered, the following to each holder of Series A Preferred Stock and/or Series B Preferred Stock:

                  (i) As soon as available and in any event within 30 days after the end of each month, a consolidated balance sheet of the Company and its Subsidiaries, in each case as of the end of such month, and consolidated statements of operations and cash flows of the Company and its Subsidiaries, in each case for the period commencing at the end of the previous month and ending with the end of such month, and consolidated statements of operations and cash flows of the Company and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding month and fiscal year-to-date period of the preceding fiscal year and the corresponding figures for the corresponding month and fiscal year-to-date period of the annual forecast previously delivered pursuant to this
      Section 6.6(a), all in reasonable detail and duly certified by the chief financial officer of the Company, together with, (A) in the event of any change from GAAP in the generally accepted accounting principles used in the preparation of such financial statements, a statement of reconciliation conforming such financial statements to GAAP and (B) a brief narrative prepared by the chief financial officer of the Company, outlining the factors impacting the financial results of the Company and its Subsidiaries for such month.

                  (ii) As soon as available and in any event within 45 days after the end of each fiscal quarter, a consolidated balance sheet of the Company and its Subsidiaries, in each case as of the end of such fiscal quarter, and consolidated statements of operations and cash flows of the Company and its Subsidiaries, in each case for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter, and consolidated statements of operations and cash flows of the Company and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding fiscal quarter and fiscal year-to-date period of the preceding fiscal year and the corresponding figures for the corresponding month and fiscal year-to-date period of the annual forecast previously delivered pursuant to this Section 6.6(a), all in reasonable detail and duly certified by the chief financial officer of the Company, together with, in the event of any change from GAAP in the generally accepted accounting principles used in the preparation of such financial statements, a statement of reconciliation conforming such financial statements to GAAP.

                  (iii) As soon as available and in any event within 90 days after the end of each fiscal year, a copy of the annual audit report for such year for the Company and its Subsidiaries, including therein a consolidated balance sheet of the Company and its Subsidiaries, as of the end of such fiscal year, and consolidated statements of operations and cash flows of the Company and its Subsidiaries, in each case for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal year, accompanied as to such consolidated statements by an opinion of an independent public accountant of recognized standing, together with (i) a copy of any management letter prepared by such accounting firm with respect to such fiscal year and distributed to the Company and (ii) in the event of any change from GAAP in the generally accepted accounting principles used in the preparation of such financial statements, a statement of reconciliation conforming such financial statements to GAAP.

                  (iv) When available, one copy of each annual report on Form 10-K and quarterly report on Form 10-Q of the Company, as filed with the SEC.

                  (v) Such other financial statements and financial information as the Company is required to deliver to the Lenders pursuant to the Credit Agreement, as in effect immediately before repayment of the Obligations thereunder.

            (b) The Company will deliver to the Administrative Agent for its review and comment a reasonable time prior to the filing thereof a draft of any information proposed to be included in any periodic report to be filed by the Company under the Exchange Act, any proxy materials to be filed or distributed by the Company pursuant to the Exchange Act, any registration statement to be filed by the Company under the Securities Act, or any press release or public announcement to be issued by the Company which information, in any such case, describes or otherwise relates to terms or ownership of the Series A Preferred Stock or the Series B Preferred Stock, the provisions of this Agreement or any other agreement among the holders of the Series A Preferred Stock or the Series B Preferred Stock. Notwithstanding the foregoing, this Section 6.6(b) shall not require prior delivery of any such information that relates solely to the Credit Agreement and the terms thereof that is consistent with the Company's prior disclosure policies and practices relating to the Existing Credit Agreement. The reasonable comments and proposed changes to any such disclosure provided by any Series A Stockholder or

Series B Stockholder will be incorporated into any such report, proxy statement, registration statement or announcement prior to the filing or dissemination thereof.

            (c) The Company shall, and shall cause its Subsidiaries, officers, directors, employees, auditors and other agents to, (a) afford the officers, employees, auditors and other agents of the Administrative Agent and any holder or holders of more than 2,000 shares (to be adjusted for any stock split, reverse stock split, stock dividend or similar event) of the outstanding Series A Preferred Stock or Series B Preferred Stock (a "Specified Holder"), during normal business hours reasonable access at all reasonable times to its officers, employees, auditors, legal counsel, properties, offices, plants and other facilities and to all books and records, (b) furnish any Specified Holder with all financial, operating and other data and information as such Specified Holder, through its officers, employees, agents or representatives, may from time to time reasonably request and (c) afford such Specified Holder the opportunity to discuss the Company's affairs, finances and accounts with the Company's officers from time to time as such Specified Holder may reasonably request.

            (d) The provisions of this Section 6.6 shall terminate with respect to any Series A or Series B Stockholder at such time as such stockholder and its Affiliates cease to own any shares of Series A Preferred Stock or Series B Preferred Stock, as applicable. In addition, if any Series A Stockholder or Series B Stockholder requests in writing that the Company cease providing to it any information described in this Article VI for any period, the Company shall comply with such request.

            (e) Each of the parties hereto hereby agrees that throughout the term of this Agreement it shall keep confidential (and shall cause its directors, officers, general and limited partners, employees, representatives and outside advisors and its Affiliates to keep confidential) all information relating to the Company that it receives as an Investor from the Company that is clearly identified as confidential or non-public by the Company except information which (a) becomes known to such Investor from a source, other than the Company, its directors, officers, employees, representatives or outside advisors, which source is not obligated to the Company to keep such information confidential, (b) becomes generally available to the public through no breach of this Agreement by any party hereto or (c) the Investor discloses at the request of any Governmental Authority or pursuant to legal process. Each of the parties hereto agrees that (i) such information may be communicated to the directors, officers, general and limited partners, employees, representatives, outside advisors and Affiliates of any of the parties and (ii) it will cause its directors, officers, general and limited partners, employees, representatives, outside advisors or Affiliates to keep such non-public information confidential. Each Investor acknowledges and agrees that it shall not, and it shall take reasonable precautions to ensure that its directors, officers, general and limited partners, representatives, outside advisors and Affiliates (to the extent such Persons are provided access to material non-public information regarding Company by such Investor) do not, trade in the Company's securities at such time as it is in possession of material non-public information.

                                  ARTICLE VII
                              CONDITIONS TO CLOSING

            Section 7.1 Conditions to Obligations of the Investors. The obligations of the Investors to effect the Closing shall be subject to the following conditions, except to the extent waived in writing by the Investors:

            (a) Representations and Warranties True; Performance of Obligations. Each of the representations and warranties of the Company contained in this Agreement and the Loan Documents that is qualified as to materiality or Material Adverse Effect shall be true and correct, and each of the representations and warranties of the Company contained in this Agreement or the Loan Documents that is not so qualified as to materiality or Material Adverse Effect shall be true and correct in all material respects, in each case as of the Closing Date (except for those representations and warranties which address matters only as of a particular date, which shall be true and correct, or true and correct in all material respects, as the case may be, as of such date). The Company shall have performed in all material respects all agreements, obligations, covenants and conditions herein or therein required to be performed or observed by it on or prior to the Closing Date.

            (b) Legal Investment. At the time of Closing, there shall not be in effect any Applicable Law directing that the purchase and sale of the Shares and the other transactions contemplated by this Agreement and the Stockholders Agreement not be consummated or which has the effect of rendering it unlawful to consummate such transactions.

            (c) Proceedings and Litigation. No action, suit or proceeding at law or in equity shall have been commenced by any Governmental Authority against any party hereto seeking to restrain or delay the purchase and sale of the Shares or the other transactions contemplated by this Agreement and the Stockholders Agreement.

            (d) Approvals. All approvals, consents, permits and waivers of Governmental Authorities and of the third parties listed on Schedule 4.8 necessary or appropriate for consummation of the transactions contemplated by this Agreement and the Stockholders Agreement shall have been obtained, and no such approval, consent, permit or waiver of any Governmental Authority or such other third party shall contain any term or condition that any Investor in its reasonable discretion determines to be unduly burdensome. The Board of Directors of the Company shall have adopted a resolution approving the Charter Amendment and declaring its advisability to the stockholders of the Company.

            (e) Compliance Certificate; Secretary's Certificate. The Company shall have delivered to the Investors a compliance certificate, executed by the Chief Executive Officer or the President of the Company, dated as of the Closing Date, to the effect that the conditions specified in Section 7.1(a) and Section 7.1(c) have been satisfied. The Company shall have delivered to the Investors a certificate executed by the Secretary of the Company, dated as of the Closing Date, certifying as to (i) the resolutions of the Board evidencing approval of the consummation of the transactions contemplated by this Agreement and the Stockholders Agreement and the authorization of the named officer or officers to execute and deliver this Agreement and the Stockholders Agreement, (ii) certain of the officers of the Company, their titles and examples of their signatures and (iii) the resolution described in the last sentence of Section 7.1(d) above.

            (f) Legal Opinion. The Investors shall have received from legal counsel to the Company an opinion addressed to them, dated as of the Closing Date, in substantially the form attached hereto as Exhibit F.

            (g) Certificates of Designations. The Series A Certificate of Designations and the Series B Certificate of Designations shall have been filed with and certified by the Secretary of State of the State of Delaware.

            (h) Stockholders Agreement. The Stockholders Agreement shall have been executed and delivered by the Company and the Management Agent (as defined therein).

            (i) Credit Agreement. The Credit Agreement and the other Loan Documents shall have been executed and delivered by the Borrowers.

            (j) Board of Directors. The Company shall have taken all actions required by Section 6.5.

            (k) Restructured Claims. The Company shall have restructured or settled each of the obligations described on Schedule 7.1(k), in each case on terms and pursuant to documentation in form and substance satisfactory to the Investors in their sole discretion (collectively, and as they may hereafter be amended, restated or otherwise modified pursuant to the terms hereof and thereof, the "Restructured Claims").

            Section 7.2 Conditions to Obligations of the Company. The obligations of the Company to effect the Closing shall be subject to the following conditions, except to the extent waived in writing by the Company:

            (a) Representations and Warranties True. Each of the representations and warranties of the Investors contained in this Agreement shall be true and correct in all material respects as of the Closing Date. Each Investor shall have performed in all material respects all agreements, obligations, covenants and conditions herein required to be performed or observed by it on or prior to the Closing Date.

            (b) Legal Investment. At the time of Closing, there shall not be in effect any Applicable Law directing that the purchase and sale of the Shares and the other transactions contemplated by this Agreement and the Stockholders Agreement not be consummated or which has the effect of rendering it unlawful to consummate such transactions.

            (c) Proceedings and Litigation. No action, suit or proceeding at law or in equity shall have been commenced by any Governmental Authority against any party hereto seeking to restrain or delay the purchase and sale of the Shares or the other transactions contemplated by this Agreement and the Stockholders Agreement.

            (d) Approvals. All approvals, consents, permits and waivers of Governmental Authorities and other third parties listed on Schedule 4.8(a) necessary or appropriate for consummation of the transactions contemplated by this Agreement and the Stockholders Agreement shall have been obtained.

            (e) Stockholders Agreement. The Stockholders Agreement shall have been executed and delivered by each Investor.

            (f) Credit Agreement. The Credit Agreement and any other Loan Documents requiring the signature of each Investor shall have been executed and delivered by each Investor.

            (g) Employment and Retention Agreements. Amendments to the existing employment agreements in substantially the forms under Exhibit G-1 hereto and retention agreements in substantially the forms under Exhibit G-2 hereto, respectively, shall have been executed and delivered by the Company and the individuals listed on Schedule 7.2(g) hereto.

                                  ARTICLE VIII
                           SURVIVAL OF REPRESENTATIONS

            Section 8.1 Survival of Representations and Warranties. The representations and warranties contained in this Agreement shall survive indefinitely.

            Section 8.2 Certain Other Matters Regarding Representations

            (a) The representations and warranties contained in Article IV and V of this Agreement, and the rights and remedies that may be exercised by any Person with respect thereto, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by, any such Person or its representatives.

            (b) For purposes of this Agreement, each statement or other item of information set forth by any party on any Schedule hereto shall be deemed to be a representation and warranty made by such party in this Agreement.

                                   ARTICLE IX
                                  MISCELLANEOUS

            Section 9.1 Investor Indemnification. The Company agrees to indemnify and hold harmless each Investor, its respective directors and officers and its Affiliates (and the directors, officers, partners, Affiliates and controlling persons thereof, each, an "INVESTOR INDEMNITEE") from and against any and all liability, including, without limitation, all obligations, costs, fines, claims, actions, injuries, demands, suits, judgments, proceedings, investigations, arbitrations (including stockholder claims, actions, injuries, demands, suits, judgments, proceedings, investigations or arbitrations) and expenses, including, without limitation, accountant's and attorney's fees and expenses (together the "LOSSES"), incurred by such Investor or such Investor Indemnitee before or after the date of this Agreement and arising out of, resulting from, or relating to (i) such Investor's purchase and/or ownership of the Equity Securities of the Company, (ii) the transactions contemplated by this Agreement, the Stockholders Agreement, the Series A Certificate of Designations and the Series B Certificate of Designations, (iii) any litigation to which an Investor or an Investor Indemnitee is made a party in its capacity as a preferred stockholder or owner of preferred securities (or a partner, director, officer, Affiliate or controlling person of an Investor in such capacity) of the Company or (iv) any franchise taxes imposed on an Investor attributable to its ownership of Series A Preferred Stock or Series B Preferred Stock; provided that indemnification for Claims referred to in Section 5.7 of the Stockholders Agreement shall be available solely in accordance with and governed by such Sections.

            Section 9.2 Expenses. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement, the Stockholders Agreement and the Loan Documents. In addition, the Company shall, at or after the Closing, reimburse all reasonable expenses of the Administrative Agent and each Investor incurred in connection with the consummation of the transactions contemplated by this Agreement, the Stockholders Agreement and the Loan Documents, including the payment of the reasonable fees, disbursements and expenses payable to consultants, accountants and counsel to the Administrative Agent and each Investor. The Company shall also pay the fees and expenses of the Administrative Agent and each Investor (including the payment of the reasonable fees, disbursements and expenses payable to consultants, accountants and counsel to the Administrative Agent and each Investor) with respect to the enforcement of any rights hereunder.

            Section 9.3 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt; provided, however, that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent. All communications shall be sent to the parties at their respective addresses set forth, and in the manner specified, in the Credit Agreement; or, at such other address as shall be designated by any party in a written notice to the other parties hereto as provided in this Section 9.3.

            Section 9.4 No Waiver, Remedies Cumulative. No failure or delay on the part of any of the Investors or the Administrative Agent in exercising any right, power or privilege hereunder and no course of dealing between the Company, on the one hand, and any of the Investors or the Administrative Agent, on the other, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any of the Investors or the Administrative Agent would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any of the Investors or the Administrative Agent to any other or further action in any circumstances without notice or demand.

            Section 9.5 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Stockholders Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Investor's part of any breach, default or noncompliance under this Agreement or the Stockholders Agreement or any waiver on such party's part of any provisions or conditions of this Agreement or the Stockholders Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

            Section 9.6 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same instrument.

            Section 9.7 Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            Section 9.8 Entire Agreement; Supersedes Prior Agreement. This Agreement and the Exhibits and Schedules hereto, the Stockholders Agreement, the Loan Documents and the other documents delivered pursuant hereto or thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

            Section 9.9 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            Section 9.10 Amendment or Waiver. Neither this Agreement nor any of the terms hereof may be amended, modified, supplemented, waived, discharged or terminated unless such amendment, modification, supplement, waiver, discharge or termination is in writing signed by the Company and the Administrative Agent (with the consent of the Investors holding 50.1% of the aggregate Liquidation Preference of the Preferred Stock outstanding or, if such amendment, modification, supplement, waiver, discharge or termination is proposed to be entered into prior to Closing, with the consent of the Required Lenders (as defined in the Credit Agreement)). Any waiver or consent shall be effective only in the specific instance or for the specific purpose for which it was given.

            Section 9.11 Governing Law and Jurisdiction. This Agreement, and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the law of the State of New York. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States for the Southern District of New York and, by execution and delivery of this Agreement, irrevocably accepts for itself and in respect of its property, unconditionally, the jurisdiction of the aforesaid courts with respect to any such action or proceeding.

            Section 9.12 Waiver of Jury Trial.

            EACH PARTY HEREBY AGREES TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The parties each acknowledge that this waiver is a material inducement for the parties to enter into a business relationship, that the parties have already relied on the waiver in entering into this Agreement and that each will continue to rely on the waiver in their related future dealings. Each party further warrants and represents that it has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

            Section 9.13 Successors and Assigns. This Agreement shall remain in full force and effect and shall be binding in accordance with and to the extent of its terms upon the Company and its successors and assigns, and shall inure to the benefit of the Administrative Agent and the Investors, and their respective successors and assigns, notwithstanding that from time to time during the term of the Credit Agreement there may be no obligations outstanding. The Company acknowledges and agrees that this Agreement is made for the benefit of the Administrative Agent and the Investors and that the Administrative Agent and/or the Investors may enforce all of the obligations of the Company hereunder directly against the Company. The Company may not assign any of its rights or obligations hereunder without the consent of the Administrative Agent and the Investors. The Company shall keep a complete record of any assignments permitted hereunder and shall notify the Administrative Agent and the Investors pursuant to the provisions of Section 9.3 within five (5) Business Days of any such assignment. The Administrative Agent or any Investor, as the case may be, that assigns preferred stock subject to rights and obligations under this Agreement shall notify: (a) in the case of an assignment by the Administrative Agent, the Company and the Investors; or (b) in the case of an assignment by any Investor, the Company, the Administrative Agent and each of the other Investors, and in each case pursuant to the provisions of Section 9.3 within five (5) Business Days of any such assignment.

            Section 9.14 Release. In consideration of the promises contained herein, in the Stockholders Agreement and the Credit Agreement, effective upon Closing, each Investor, for itself and each of its predecessors and successors, by merger or otherwise, and the Company irrevocably and unconditionally releases, remises and forever discharges (i ) the directors, officers and employees of the Company holding such positions as of the Closing Date (each of the foregoing, a "Releasee"), (ii) their and the Company's respective agents, representatives and professionals (each of the foregoing, a "Professional Releasee"), and (iii) the Releasees' liability insurers, Genesis Insurance Company and XL Specialty Insurance Company (the "D&O Insurers"), (a) with respect to each Releasee, from any and all claims of any kind or nature relating to any act or omission of any such Releasee acting in his or her capacity as a director, officer, employee or stockholder of the Company or in connection with the transactions described on Schedule 9.14, which each Investor or the Company had, now has and/or hereafter may have against such Releasee, (b) with respect to each Professional Releasee, any and all claims of any kind or nature arising from any relationships of such Professional Releasee with the Company or a Releasee regarding matters related to the Company, which each such Investor or the Company had, now has and/or hereafter may have against such Professional Releasee, and (c) with respect to the D&O Insurers, any and all claims of any kind or nature arising from existing insurance coverage in favor of the Company or any Releasee relating to any such Releasee's act or omission as a director, officer, employee or stockholder of the Company or in connection with the transactions described in Schedule 9.14, which each Investor or the Company had, now has and or hereafter may have against such Releasee.

            Section 9.15 No Third Party Beneficiaries. This Agreement is not intended to confer upon any persons other than the parties hereto any rights or remedies hereunder other than the rights granted to Peter Pierce pursuant to
Section 2.2 hereof and the releases granted to the Releasees, the Professional Releasees and the D&O Insurers pursuant to Section 9.14.

            IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this agreement to be duly executed and delivered as of the date first above written.

THE COMPANY:                   TELESPECTRUM WORLDWIDE INC.

                               By:  /s/ Kurt Dinkelacker
                                    --------------------------------------------
                                    Name:  Kurt Dinkelacker
                                    Title: Chief Financial Officer


THE LENDERS:                   BNP PARIBAS (F/K/A BANQUE NATIONALE DE
                               PARIS), as Administrative Agent, and a Lender and Investor

                               By:  /s/ Amy Kirschner
                                    --------------------------------------------
                                    Name:  Amy Kirschner
                                    Title: Director

                               By:  /s/ Albert A. Young, Jr.
                                    --------------------------------------------
                                    Name:  Albert A. Young, Jr.
                                    Title: Managing Director


                                  S-1                                  EXECUTION

                               ENDEAVOR, LLC,
                               as a Lender and Investor


                               By:  /s/ Ronnie Kaplan
                                    --------------------------------------------
                                    Name:  Ronnie Kaplan
                                    Title: Vice President


                                  S-2                                  EXECUTION

                               FLEET NATIONAL BANK (F/K/A BANKBOSTON, N.A.), as a Lender and Investor


                               By:  /s/ G. Christopher Miller
                                    --------------------------------------------
                                    Name:  G. Christopher Miller
                                    Title: Vice President


                                  S-3                                  EXECUTION

                               VAN KAMPEN PRIME RATE INCOME
                               TRUST, as a Lender and Investor

                               By: Van Kampen Investment Advisory Corp.


                               By:  /s/ Christina Jamieson
                                    Name: Christina Jamieson
                                    Title: Vice President


                                  S-4                                  EXECUTION

                               VAN KAMPEN SENIOR FLOATING RATE FUND,
                               as a Lender and Investor

                               By: Van Kampen Investment Advisory Corp.


                               By:  /s/ Darvin D. Pierce
                                    Name: Darvin D. Pierce
                                    Title: Executive Director


                                  S-5                                  EXECUTION

                               VAN KAMPEN SENIOR INCOME TRUST, as
                               a Lender and Investor

                               By: Van Kampen Investment Advisory Corp.

                               By:  /s/ Brad Langs
                                    Name: Brad Langs
                                    Title: Vice President


                               TBH-I, L.P., as a Lender and Investor

                               By:  /s/ Gary P. Thomason
                                    Name: Gary P. Thomason
                                    Title: Authorized Signatory


                               WELLS FARGO BANK, N.A., as a Lender and
                               Investor

                               By:  /s/ Razia Damji
                                    Name: Razia Damji
                                    Title: Vice President/Principal


                                  S-6                                  EXECUTION

                               FIRST SOURCE LOAN OBLIGATIONS TRUST,
                               as a Lender and Investor

                               By: First Source Financial, Inc., its Servicer
                                   and Administrator


                               By:  /s/ Kathi J. Inorio
                                    Name: Kathi J. Inorio
                                    Title: Senior Vice President


                                  S-7                                  EXECUTION

                               ENDURANCE CLO I, LTD, as a Lender

                               By:    ING Capital Advisors, LLC
                                      As Portfolio Manager

                               By:  /s/ Helen Rhee
                                    ____________________________________________
                                    Name: Helen Rhee
                                    Title: Senior Vice President


                               KZH ING-2 LLC, as a Lender and Investor

                               By:  /s/ Susan Lee
                                    ____________________________________________
                                    Name: Susan Lee
                                    Title: Authorized Agent


                                  S-8                                  EXECUTION

                               KZH ING-3 LLC, as a Lender and Investor

                               By:  /s/ Susan Lee
                                    ____________________________________________
                                    Name: Susan Lee
                                    Title: Authorized Agent


                               ARCHIMEDES FUNDING, L.L.C. , as a Lender and Investor

                               By:  ING Capital Advisors, LLC,
                                    as Collateral Manager

                               By:  /s/ Helen Rhee
                                    ____________________________________________
                                    Name: Helen Rhee
                                    Title: Senior Vice President


                               ARCHIMEDES FUNDING II, L.L.C., as a
                               Lender and Investor

                               By:  ING Capital Advisors, LLC,
                                    as Collateral Manager

                               By:  /s/ Helen Rhee
                                    ____________________________________________
                                    Name: Helen Rhee
                                    Title: Senior Vice President


                               FIRST DOMINION FUNDING III, as a Lender
                               and Investor

                               By:  /s/ Andrew Marshak
                                    ____________________________________________
                                    Name: Andrew Marshak
                                    Title: Authorized Signatory


                                  S-9                                  EXECUTION